EXHIBIT 4.03

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.
This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

Admitted to trading on the exchange
during the placement

27 December 2019

Identification Number
4	B	0	2	-	0	1	-	0	0	4	3	0	-	R	-	0	0	1	P

PSJC Moscow Stock Exchange
(name of the exchange that assigned the issue of exchange-traded bonds an identification number)

(signature of the authorized person of the exchange, who assigned the issue of exchange-traded bonds an identification number)
EXCHANGE BOND TERMS AND CONDITIONS
IN THE FRAMEWORK OF THE EXCHANGE BONDS PROGRAM

Limited liability company Investment company Freedom Finance
(full name of the issuer is indicated)

Exchange-traded bonds documentary interest non-convertible to bearer with mandatory centralized storage of the P01-01 series, in the amount of 40,000 (forty thousand) pieces, nominal worth 1,000 (one thousand) US dollars each, with a total nominal value of 40,000,000 (Forty million) US dollars, maturing on the 1,092nd (One thousand ninety second) day from start date for the placement of exchange-traded bonds placed by public subscription

(form (documentary), series and other identification signs of bonds placed under the bond program)

P01 Series Exchange Traded Bonds Program with Identification Number 4-00430-R-001P-02E dated 10/16/2019
(series and other identification features of a bond program)

Approved by the decision of the General Director of Freedom Finance Investment Company LLC,
(the issuer's governing body that approved the terms of issue (additional issue) of bonds under the program is indicated bonds)

Adopted on December 24, 2019; Order of December 24, 2019 No. 24122019-01 Based on the decision of the Sole Participant of IC Freedom Finance LLC on approval Programs of exchange bonds of series P01,
(the issuer's governing body that approved the exchange-traded bond program is indicated)
Adopted on October 10, 2019, Decision No. 10/10 / 19-001 of October 10, 2019

Issuer's location and contact numbers:
Location: Russian Federation, Moscow
Contact phones: +7 (495) 783-91-73

General Director LLC IC "Freedom Finance"		/T.R. Turlov/
	Signature	I.O. Surname
24 December 2019	M.P.

The following terms will be used hereinafter:
Bonds Program or Exchange Bonds Program - stock exchange programs series P01 bonds, the first part of the decision on the issue of securities, defining common rights of owners of exchange-traded bonds and other general conditions for one or more issues of exchange-traded bonds with identification number 4-00430-R-001P-02E dated October 16, 2019, within which is the current issue of Exchange-traded bonds;
Terms of issue - these Conditions for the issue of exchange-traded bonds under the Exchange-traded Bonds Program, the second part of the decision on the issue of securities containing the specific conditions of this issue of Exchange-traded bonds placed under the Program;
Issue - a real issue of exchange-traded bonds placed under the Program;
Exchange-traded bond or Exchange-traded bond issue - a traded bond placed in Release framework;
Issuer - Investment Company Limited Liability Company “Freedom Finance”;
Other terms used in the Release Terms have the meanings defined in the Program.

1. Type of securities:
Type of securities: Bearer exchange bonds
Other identification features of bonds of the issue placed under the program Bonds: Exchange-traded documentary interest-bearing non-convertible bearer exchange bonds with mandatory centralized custody of series P01-01 placed under the Bond Program P01 series
Series: P01-01

2. The form of bonds: documentary

3. Indication of mandatory centralized storage:
Mandatory centralized storage of Exchange-traded bonds is provided. Information to be specified in this clause is given in clause 3 of the Bond Program.

4. Nominal value of each bond of the issue (additional issue):
Par value of each Exchange-traded bond issue: 1,000 (One thousand) dollars USA.

5. Number of bonds of the issue (additional issue):
Number of bonds to be issued: 40,000 (forty thousand) shares. Exchange-traded bonds are not supposed to be placed in tranches.

6. The total number of bonds of this issue placed earlier:
Exchange-traded bonds of this issue were not previously placed. This issue of Exchange-traded bonds is not an additional issue.

7. Rights of the owner of each bond of the issue (additional issue):
Information to be indicated in this clause is given in clause 7 of the Program.

8. Terms and procedure for the placement of bonds of the issue (additional issue):
8.1. Bonds placement method: open subscription.

8.2. Bonds placement period:
The date of the start of the bond placement or the procedure for determining it:
The start date for the placement of Exchange-traded bonds is determined by the authorized body of Issuer's management.

Bond placement end date or procedure for determining the bond placement term:
The end date for the placement of the Exchange-traded bonds is the earliest of the following dates:
a) 30th business day from the start date of the placement of the Exchange-traded bonds;
b) date of placement of the last Exchange-traded bond of the issue.
The issue of Exchange-traded bonds is not supposed to be placed in tranches.
Other information is given in clause 8.2 of the Program.

8.3. Bonds placement procedure:
The placement of Exchange-traded bonds is carried out by concluding sale and purchase transactions at an Accommodation Price for Exchange-traded bonds established in accordance with clause 8.4 of the Program and the Terms of Issue (hereinafter referred to as the Accommodation Price).
Based on subparagraph 6, paragraph 1, page 22 39-Federal Law in accordance with the terms of placement of securities the amount of cash contributed to their payment by each of the potential purchasers, must be at least one million four hundred thousand rubles.

Placement of Exchange-traded bonds is carried out by collecting targeted applications from buyers for the purchase of Exchange-traded bonds at a fixed price and coupon rate for the first coupon period predetermined by the Issuer in the manner and subject to the conditions provided for in subparagraph 2, paragraph 8.3 of the Program (placement of Exchange-traded bonds by means of Forming an order book).
The placement procedure, including the procedure and conditions for concluding contracts aimed at alienation of securities to the first owners during their placement, are given in subparagraph 2 of paragraph 8.3 of the Program bonds.
Brokers providing services for the placement and / or organization of the placement of securities are not used. The Issuer independently carries out the placement of Exchange-traded bonds.
The minimum amount of an application for the purchase of Exchange-traded bonds, which can be submitted for organized bidding by the Bidder, acting at his own expense or at the expense of and on behalf of a potential acquirer of Exchange-traded bonds, must be at least 1,400,000 (One million four hundred thousand) rubles in US dollars at the rate of the Bank of Russia at the date of the transaction, at the same time, the number of acquired Exchange-traded bonds indicated in the application for the purchase of Exchange-traded bonds can only be a whole.
The minimum subscription amount each buyer shall purchase should be at least 1,400,000 (one million four hundred thousand) rubles in US dollars converted at the ruble/US dollar exchange rate of the Bank of Russia on the date of the transaction. The number of acquired Exchange-traded bonds can only be a whole.
Every day during the placement period, the Issuer calculates the minimum order amount for the purchase of Exchange-traded bonds based on their US dollar rate set by the Bank of Russia for the next day, and sends this information to the Exchange.
If there is no information on the minimum volume of an application for acquisition on the Exchange of bonds The Exchange has the right to use the information provided on the previous day, or not hold trades on the placement of bonds.
When placing Exchange-traded bonds by forming an order book, the Issuer does not plan to conclude preliminary agreements with potential purchasers of the Exchange-traded bonds, containing an obligation to conclude in the future with them or with a Member acting in their interests main agreements, aimed at the alienation of the placed securities by him.
Other information to be indicated in this clause is given in clause 8.3 of the Program.

8.4. Price (s) or procedure for determining the price of bonds:
The placement price of the Exchange-Traded bond is set at 1,000 (One thousand) dollars United States for an Exchange-traded bond, which corresponds to 100% (one hundred percent) of the face value Exchange bonds.
Starting from the second day of the placement of the Exchange-traded bonds, the buyer upon completion of the transaction purchase and sale of Exchange-traded bonds shall also pay any accrued coupon amount related to Exchange-traded bonds subscribed for (hereinafter – coupon amount accrued), determined by the formula established in paragraph 18 of the Program.

8.5. Terms and conditions of bond payment:
Exchange-traded bonds are paid in accordance with the Clearing Rules organizations in cash by bank transfer in US dollars.
The amount of cash contributed to the payment for Exchange-traded bonds by each of the potential acquirers, must be at least 1,400,000 (one million four hundred thousand) rubles in US dollars at the exchange rate of the Bank of Russia at the date of the transaction, with the number of purchased Exchange-traded bonds can only be a whole.

Details of the account to which funds should be transferred as payment for securities release:

Full company name: Non-banking credit organization-central counterparty National Clearing Center (Joint Stock Company)
Short company name: NCO NCC (JSC)
Location: Moscow, Bolshoi Kislovsky Lane, Building 13.
TIN: 7750004023
PSRN: 1067711004481
Commercial bank account number of NPO NCC (JSC) in NPO JSC NSD: [***]
Personal account number for accounting of funds (Investment limited liability company Freedom Finance company), registered with the NCC NCC (JSC) in the clearing account: [***]

Credit organization:
Full company name: Non-Bank Credit Organization Joint Stock Company National Settlement Depository
Short company name: NCO JSC NSD
Location: Moscow city, Spartakovskaya street, 12
Mailing address: 105066, Moscow, st. Spartakovskaya, house 12 4
BIC: 044525505
NPO JSC NSD account with an intermediary bank: [***]
Intermediary Bank: JPMORGAN CHASE BANK, New York, USA
Intermediary bank SWIFT code: CHASUS33
Correspondent Bank: NATIONAL SETTLEMENT DEPOSITORY (HEAD OFFICE)
SWIFT code of the correspondent bank: MICURUMM
Other information to be indicated in this clause is given in clause 8.5. Programs.

8.6. Information about the document containing the actual results of the bond placement, which submitted after completion of the bond placement:
Information to be indicated in this clause is given in clause 8.6. of the Program.

9. The procedure and conditions for the repayment and payment of income on bonds:

9.1. Bonds redemption form:
Redemption of the Exchange-traded bonds is made in cash in US dollars, by bank transfer. Possibility of choice by the owners of the Exchange-traded bonds to choose the form of repayment of the Exchange-traded bonds is not provided.

9.2. The procedure and conditions for the redemption of bonds:
Maturity date (date) of bonds or the procedure for determining its establishment:
Exchange-traded bonds are redeemed on the 1092nd day from the start date of the placement of exchange-traded bonds. The dates of commencement and completion of repayment of the Exchange-traded bonds coincide.

The procedure and conditions for the redemption of bonds:
Upon redemption of the Exchange-traded bonds, the owners are paid 100% (One hundred percent) face value of Exchange-traded bonds. On the maturity date of the Exchange-traded bonds, coupon income for the last coupon period is paid. Information to be indicated in this clause is given in clause 9.2 of the Program.

9.2.1. The procedure for determining payments for each structural bond upon its redemption:
Exchange-traded bonds are not structural bonds. Not applicable.

9.3. The procedure for determining the income paid on each bond:
The amount of income or the procedure for determining it is indicated, including the amount of income paid for each coupon, or the procedure for determining it:
The yield on the Exchange-traded bonds is the amount of the coupon income accrued for each coupon period as a percentage of the face value of the Exchange-traded bonds and paid in expiration date of the relevant coupon period.
Number of coupon periods: 12 (twelve)

Coupon Number: 1 (First)
The start date of the coupon (percentage) period or the procedure for determining it: the start date of the placement Exchange bonds
End date of the coupon (percentage) period or the procedure for determining it: 91st (Ninety first) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the first coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 2 (Second)
The start date of the coupon (percentage) period or the procedure for determining it: 91st (Ninety-first) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 182nd (One Hundred eighty-second) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the second coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 3 (Third)
The start date of the coupon (percentage) period or the procedure for determining it: 182nd (One hundred eighty second) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 273rd (Two hundred seventy-third) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the third coupon period is determined by the Issuer's authorized management body before the date start of placement of Exchange-traded bonds

Coupon Number: 4 (Fourth)
The start date of the coupon (percentage) period or the procedure for determining it: 273rd (Two hundred seventy third) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 364th (Three hundred sixty-fourth) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the fourth coupon period is determined by the Issuer's authorized management body before the date start of placement of Exchange-traded bonds

Coupon Number: 5 (Fifth)
The start date of the coupon (percentage) period or the procedure for determining it: 364th (Three hundred sixty-fourth) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 455th (Four hundred fifty-fifth) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the fifth coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 6 (Sixth)
The start date of the coupon (percentage) period or the procedure for determining it: 455th (Four hundred fifty-fifth) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 546th (Five hundred and forty sixth) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the sixth coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon number: 7 (Seventh)
The start date of the coupon (percentage) period or the procedure for determining it: 546th (Five hundred and forty sixth) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 637th (Six hundred thirty-seventh) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the seventh coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 8 (Eighth)
The start date of the coupon (percentage) period or the procedure for determining it: 637th (Six hundred thirty-seventh) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 728th (Seven hundred twenty-eighth) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the eighth coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 9 (Ninth)
The start date of the coupon (percentage) period or the procedure for determining it: 728th (Seven hundred twenty-eighth) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 819th (Eight hundred nineteenth) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the ninth coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 10 (Tenth)
The start date of the coupon (percentage) period or the procedure for determining it: 819th (Eight hundred nineteenth) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 910th (Nine hundred tenth) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the tenth coupon period is determined by the Issuer's authorized management body before the start date placement of Exchange-traded bonds

Coupon Number: 11 (Eleventh)
The start date of the coupon (percentage) period or the procedure for determining it: 910th (Nine hundred tenth) day from the start date of the placement of the Exchange-traded bonds
The end date of the coupon (percentage) period or the procedure for determining it: 1001st (One thousand first) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the eleventh coupon period is determined by the Issuer's authorized management body until Exchange bonds placement start dates

Coupon Number: 12 (Twelfth)
The start date of the coupon (percentage) period or the procedure for determining it: 1001st (One thousand first) day from the start date of the placement of the Exchange-traded bonds
End date of the coupon (percentage) period or the procedure for determining it: 1092th (One thousand ninety-second) day from the start date of the placement of the Exchange-traded bonds
Amount of coupon (interest) income (procedure for determining it): Interest rate on the twelfth coupon period is determined by the Issuer's authorized management body before the date start of placement of Exchange-traded bonds

The procedure for determining the amount of coupon income paid on each coupon:
KDi = Ci * Nom * (DOCP (i) - DNAP (i)) / (365 * 100%),
where
KDi - coupon yield value for each Exchange-traded bond for the i-th coupon period in US dollars
Nom - face value of one Exchange-traded bond in US dollars;
Ci - interest rate on the i-th coupon, percent per annum;
DNKP (i) - date of the beginning of the i-th coupon period.
DOCP (i) - end date of the i-th coupon period.
i - serial number of the coupon period (i = 1,2,3 ... 12).
KDi is calculated accurate to the second decimal place (rounding of the second decimal place after the decimal point is done according to the rules of mathematical rounding: in case the third digit after the comma is greater than or equal to 5, the second decimal place is increased by one, in case the third the decimal place is less than 5, the second decimal place is not changed).
Other information to be indicated in this clause is given in clause 9.3 of the Program.

9.4. The procedure and term for the payment of yield on bonds:
Coupon income on Exchange-traded bonds accrued for each coupon period, paid on the end date of the relevant coupon period. Payment of coupon income for Exchange-traded bonds are made in cash in US dollars by bank transfer.
Other information to be indicated in this clause is given in clause 9.4 of the Program.

9.5. Procedure and conditions for early redemption of bonds:
The possibility of early redemption of Exchange-traded bonds upon the request of their owners in the manner and on the conditions established in clause 9.5.1 of the Program. Other information that need to be indicated in this clause are given in clause 9.5.1 of the Program.
There is a possibility of early redemption of the Exchange-traded bonds at discretion of the Issuer in the manner and on the terms established by clause 9.5.2.1 of the Program.
Possibility of partial early redemption of Exchange-traded bonds at the Issuer's discretion in the manner and on the terms established by clause 9.5.2.2 of the Program, is not provided.
Possibility of early redemption of Exchange-traded bonds at the Issuer's discretion in the manner and on the conditions established by clause 9.5.2.3 of the Program, is not provided.
Early redemption of Exchange-traded bonds is allowed only after their full payment.
Exchange-traded bonds repaid by the Issuer ahead of schedule cannot be re-issued in appeal.
Early redemption of Exchange-traded bonds is made in cash in cash order in US dollars.
Other information to be indicated in this clause is given in clause 9.5.2 of the Program.

9.6. Information on payment agents for bonds:
As of the date of approval of the Terms of Issue, no payment agent has been appointed.
Information about the possibility of appointing payment agents, cancellation of their appointment, as well as the procedure for disclosing information about such actions is indicated in clause 9.6 and clause 11 of the Program.

10. Information on the acquisition of bonds:
Subsequent to circulation of the Exchange-traded bonds, the Issuer may agree to repurchase the Exchange-traded from the owners of the Exchanged-traded bonds with the agreement of such owners with the possibility of their subsequent recirculation. Acquisition of Exchange-traded bonds in within the framework of one separate issue is carried out under the same conditions.
The owners of Exchange-traded bonds do not have the right to require the Issuer to repurchase Exchange-traded bonds.
Acquisition of Exchange-traded bonds is allowed only after their full payment.
Payment of Exchange-traded bonds upon their acquisition is made in cash in non-cash in US dollars.

10.1. Acquisition of exchange-traded bonds at the request of the owners:
The owners of Exchange-traded bonds do not have the right to require the Issuer to repurchase Exchange-traded bonds with the possibility of their subsequent recirculation.

10.2. Acquisition of exchange-traded bonds by an Issuer by agreement with their owner (s):
It is possible to purchase Exchange-traded bonds by the Issuer in agreement with owners of Exchange-traded bonds with the possibility of their subsequent circulation.
Other information to be indicated in this clause is given in clause 10 and clause 10.2 of the Program bonds.

11. Procedure for the issuer to disclose information on the issue (additional issue) bonds:
Information to be indicated in this clause is given in clause 11 of the Program.

12. Information on ensuring the fulfillment of obligations on bonds of the issue (additional release):
The provision of security is not provided.

13. Information about the representative of bondholders:
full company name: REGION Limited Liability Company Finance
Location: Russian Federation, Moscow
TIN: 7706761345
PSRN: 1117746697090
Date of entry in the unified state register of legal entities: 02.09.2011

14. The obligation of the issuer at the request of the interested person to provide him with a copy of these conditions for the issue (additional issue) of bonds under the exchange bonds program for a fee not exceeding the costs of its production:
The Issuer undertakes, upon the request of the person concerned, to provide him with a copy of these Release conditions for a fee not exceeding the costs of its manufacture.

15. The obligation of persons providing collateral for bonds to ensure, in accordance with the terms of the provided collateral, the fulfillment of the issuer's obligations to bond owners in the event of the issuer's refusal to fulfill obligations or delay in performance related liabilities for bonds:
Providing security for the fulfillment of the Issuer's obligations to the owners of the Exchange bonds are not provided.

16. Other information:
In accordance with the Commercial Bonds Program, the maximum amount of nominal prices of exchange-traded bonds that may be placed under the Exchange-traded Program bonds, is 5,000,000,000 (Five billion) Russian rubles inclusive or equivalent of this amount in foreign currency, calculated at the rate of the Bank of Russia at the date of adoption by the Issuer's authorized governing body decisions on the approval of the Issue Terms.
On the date of acceptance by the authorized body of the Issuer (Order No. 24122019-01 of December 24, 2019) decisions on the approval of these Terms of issue, US dollar rate, established by the Bank of Russia amounted to 62.2499 rubles per 1 (One) US dollar.
Subject to the foregoing, the total amount of the current issue of Exchange-traded bonds at par is $ 40,000,000 which is equivalent to 2,489,996,000 rubles 00 kopecks.
Other information to be included in the Terms of Issuing Exchange Traded Bonds within Programs, in accordance with the Regulation of the Bank of Russia dated 11.08.2014 No. 428-P Regulation on the standards for the issue of securities, the procedure for state registration of the issue (additional of the issue) of issue-grade securities, state registration of reports on the results of the issue (additional issue) of issue-grade securities and the registration of prospectuses of securities ”are indicated in the Bond Program.

Other information disclosed by the Issuer at its sole discretion is given in clause 18 of the Bonds program.

Sample
Front side

Limited liability company
Investment company Freedom Finance

Location: Russian Federation, Moscow
Mailing address: 123100 Russian Federation, Moscow, 1st Krasnogvardeisky proezd, 15, office 18.02

CERTIFICATE

non-convertible documentary interest-bearing bearer exchange bonds with mandatory centralized storage series P01-01

Issue Identification Number:

Date Assigned Identification Number:

Exchange-traded bonds are placed through open subscription.
Maturity: on the 1,092nd day from the start date of the placement of exchange-traded bonds.
Limited liability company Investment company Freedom Finance (hereinafter - “Issuer”) is obligated to ensure the rights of owners of the Exchange-traded bonds subject to the established legislation of the Russian Federation on the exercise of these rights.
This certificate certifies the rights to 40,000 (Forty Thousand) Exchange-Traded Bonds of Par worth 1,000 (one thousand) US dollars each with a total nominal value of 40,000,000 (Forty million) US dollars.
Total number of Exchange-traded bonds with identification number _________________________, is 40,000 (Forty thousand) Exchange-traded bonds with a nominal value of 1,000 (One thousand) US dollars each and with a total nominal value of 40,000,000 (Forty million) US dollars.

This certificate is transferred for storage to the Non-Bank Credit Organization. National Settlement Depository Company (hereinafter referred to as the “Depository”), which implements the mandatory centralized storage of a bond certificate.

Location of the Depository: Moscow city, Spartakovskaya street, house 12.

General director
LLC IC Freedom Finance
T.R. Turlov

Date ___ ___________________, 20___
M.P.

Back side

The following terms will be used hereinafter:
Bonds Program or Exchange Bonds Program - stock exchange programs series P01 bonds, the first part of the decision on the issue of securities, defining common rights of owners of exchange-traded bonds and other general conditions for one or more issues of exchange-traded bonds with identification number 4-00430-R-001P-02E dated October 16, 2019, within which is the current issue of Exchange-traded bonds;
Terms of issue - Conditions for the issue of exchange-traded bonds under the Exchange-traded Bonds Program, the second part of the decision on the issue of securities containing the specific conditions of this issue Exchange-traded bonds placed under the Program;
Issue - a real issue of exchange-traded bonds placed under the Program;
Exchange-traded bond or Exchange-traded bond issue - a traded bond placed in Release framework;
Issuer - Investment Company Limited Liability Company “Freedom Finance ";
Other terms used in the Certificate of Exchange-traded Bonds have the meanings defined in the Program.

1. Identification features of a bond issue:
Type of securities placed under the bond program:
Bearer exchange bonds
Series of bonds of the issue: P01-01
Other identification features of bonds of the issue placed under the program Bonds: Exchange-traded documentary interest-bearing non-convertible bearer bonds with mandatory centralized storage of the P01-01 series
The maturity (date) of the bonds or the procedure for determining it.
Maturity date of the Exchange-traded bonds on the 1092nd day from the date of the placement of the Exchange-traded bonds.

2. Rights of the owner of each bond of the issue (additional issue):
Each Exchange-traded bond has an equal nominal amount and terms for exercising rights within one Issue regardless of the time of purchase of the security. Documents certifying rights fixed by Exchange-traded bonds are Exchange-traded Bonds Certificate, Program and terms of release.
In case of discrepancies between the text of the Program, the Terms of Release and the data provided in the certificate of Exchange-traded bonds, the owner has the right to demand the exercise of rights secured Exchange-traded bonds, in the amount established by the Certificate.
The owner of the Exchange-traded bond is entitled to receive upon redemption of the Exchange-traded bond in the term of the par value of the Exchange-traded bonds provided by it.
The owner of the Exchange-traded bond has the right to receive income (interest), the procedure for determining the amount of which is specified in clause 9.3 of the Program, and the payment terms - in clause 9.4 of the Program.
All debts of the Issuer on the Exchange-traded bonds of the Issue will be legally equal and equally binding.
The Issuer undertakes to ensure the rights of the owners of the Exchange-traded bonds, subject to their observance, the procedure established by the legislation of the Russian Federation for the exercise of these rights.
The Issuer is obliged to provide the owners of the Exchange-traded bonds of the Issue with a refund of the means of the Investment, in case of recognition that it is invalid in accordance with the legislation of the issue of Exchange-traded bonds.
The owner of the Exchange-traded bonds has the right to exercise other rights provided for the legislation of the Russian Federation.
The provision of security for Exchange-traded bonds is not provided.
Placed securities are not securities intended for qualified investors.
Placed securities are not structural bonds.